Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Page
Independent Auditors’ Review Report	F-2
Condensed consolidated balance sheet as of March 31, 2020 and December 31, 2019	F-3
Condensed consolidated statement of operations for the three months ended March 31, 2020 and from inception (January 18, 2019) to March 31, 2019	F-4
Condensed consolidated statement of comprehensive loss for the three months ended March 31, 2020 and from inception (January 18, 2019) to March 31, 2019	F-5
Condensed consolidated statement of changes in member’s deficit for the three months ended March 31, 2020 and from inception (January 18, 2019) to March 31, 2019	F-6
Condensed consolidated statement of cash flows for the three months ended March 31, 2020 and from inception (January 18, 2019) to March 31, 2019	F-7
Notes to financial statements	F-9

F-1

Independent Auditors’ Review Report

To the Member of

CL Media Holdings, LLC and Subsidiary

Report on the Condensed Consolidated Financial Statements

We have reviewed the condensed consolidated financial statements of CL Media Holdings, LLC and Subsidiary (the “Company”) which comprise the condensed consolidated balance sheet as of March 31, 2020, and the related condensed consolidated statements of operations, comprehensive loss, and cash flows for the three-month period ended March 31, 2020 and the two-month period ended March 31, 2019.

Management’s Responsibility

Management is responsible for the preparation and fair presentation of the condensed financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

Note 1 of CL Media Holdings, LLC and Subsidiary’s audited consolidated financial statements as of December 31, 2019, and for the period from inception (January 18, 2019) to December 31, 2019, discloses that the Company has net losses, cash outflows from operating activities and have an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Our auditors’ report on those consolidated financial statements includes an emphasis-of-matter paragraph referring to the matters in Note 1 of those consolidated financial statements and indicating that those matters raised substantial doubt about the Company’s ability to continue as a going concern. As indicated in Note 1 of the Company’s unaudited interim condensed consolidated financial information as of March 31, 2020, and for the three months then ended, the Company was still experiencing recurring losses, cash outflows from operating activities and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. The accompanying interim condensed consolidated financial information does not include any adjustments that might result from the outcome of this uncertainty.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
November 25, 2020

F-2

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,445,105	$2,091,612
Accounts receivable	3,999,395	6,742,447
Prepaid expenses and other current assets	419,061	402,376
Total Current Assets	5,863,561	9,236,435

Property and equipment, net	211,881	244,445
Intangible assets, net	4,961,111	5,569,444
Goodwill	1,907,700	1,907,700
Restricted cash	200,000	200,000
Other assets	114,842	91,096
Total Assets	$13,259,095	$17,249,120

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities
Accounts payable	$1,119,008	$1,231,432
Accounts payable – related party	933,333	740,769
Accrued expenses	626,900	459,873
Due to factor	1,227,145	3,042,559
Loans payable	—	551,000
Total Current Liabilities	3,906,386	6,025,633

Loan payable – related party	22,615,507	20,735,979
Total Liabilities	26,521,893	26,761,612
Commitments and Contingencies
Member’s Deficit
Member’s interest	4,208,535	4,208,535
Accumulated other comprehensive (loss) income	(245,692)	23,448
Accumulated deficit	(17,225,641)	(13,744,475)
Total member’s deficit	(13,262,798)	(9,512,492)
Total Liabilities and Member’s Deficit	$13,259,095	$17,249,120

See accompanying notes to unaudited condensed consolidated financial statements

F-3

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31, 2020	For the Two Months Ended March 31, 2019

Revenues
Advertising	$3,689,146	$3,453,345

Cost of revenue	1,706,918	1,639,483
Gross profit	1,982,228	1,813,862

Selling, general and administrative	4,222,111	3,624,743
Professional fees	32,212	820,552
Management fees – related party	192,564	-
Depreciation and amortization	633,475	451,689
Total operating expense	5,080,362	4,896,984

Loss from operations	(3,098,134)	(3,083,122)

Other income (expense)
Other income	42,571	29
Loss of disposal of assets	(10,997)	-
Interest expense	(135,077)	(38,828)
Interest expense - related party	(279,529)	(141,355)
Total other expense	(383,032)	(180,154)

Net loss	$(3,481,166)	$(3,263,276)

See accompanying notes to unaudited condensed consolidated financial statements

F-4

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended March 31, 2020	For the Two Months Ended March 31, 2019
Net (loss) income	$(3,481,166)	$(3,263,276)

Other comprehensive (loss) income
Foreign currency translation	(269,140)	4,756

Comprehensive loss	$(3,750,306)	$(3,258,520)

See accompanying notes to unaudited condensed consolidated financial statements

F-5

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN MEMBER’S (DEFICIT)EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND TWO MONTHS ENDED MARCH 31, 2019

(Unaudited)

	Member’s Interest	Accumulated Comprehensive Loss	Accumulated Deficit	Total Member’s Deficit
Balance – December 31, 2019	$4,208,535	$23,448	$(13,744,475)	$(9,512,492)
Foreign currency translation	—	(269,140)	—	(269,140)
Net loss	—	—	(3,481,166)	(3,481,166)
Balance – March 31, 2020	$4,208,535	$(245,692)	$(17,225,641)	$(13,262,798)

	Member’s Interest	Accumulated Comprehensive Income	Accumulated Deficit	Total Member’s Equity
Balance – January 31, 2019	$—	$—	$—	$—
Foreign currency translation	—	4,756	—	4,756
Contribution by member	4,208,535	—	—	4,208,535
Net loss	—	—	(3,263,276)	(3,263,276)
Balance – March 31, 2019	$4,208,535	$4,756	$(3,263,276)	$950,015

See accompanying notes to unaudited condensed consolidated financial statements

F-6

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND TWO MONTHS ENDED MARCH 31, 2019

(Unaudited)

	For the Three Months Ended March 31, 2020	For the Two Months Ended March 31, 2019
Cash flows from operating activities:
Net loss	$(3,481,166)	$(3,263,276)
Adjustments to reconcile net loss to net cash (used in) provided by operations:
Depreciation	25,142	44,229
Amortization	608,333	407,460
Paid in kind interest expense	279,529	141,355
Loss on disposal of assets	10,997	-
Changes in operating assets and liabilities:
Accounts receivable	2,743,052	2,102,458
Prepaid expenses and other current assets	(16,685)	(346,511)
Other assets	(23,746)	(1,715)
Accounts payable	(112,424)	325,819
Accrued expenses	167,028	533,731
Accrued interest – related party	192,564	-
Other liabilities	-	(43,527)
Due to factor	(1,815,414)	714,262
Net cash (used in) provided by operating activities	(1,422,790)	614,285

Cash flows from investing activities:
Cash assumed in acquisition	-	92,236
Purchase of property and equipment	(3,575)	-
Net cash (used in) provided by investing activities	(3,575)	92,236

Cash flows from financing activities:
Proceeds from member loan payable	1,600,000	-
Payments on loan payable	(551,000)	(600,000)
Net cash provided by (used in) financing activities	1,049,000	(600,000)

Effect of exchange rate changes on cash	(269,142)	121,190
Net (decrease) increase in cash, cash equivalents, and restricted cash	(646,507)	227,711
Cash, cash equivalents, and restricted cash at the beginning of period	2,291,612	-
Cash, cash equivalents, and restricted cash at end of period	$1,645,105	$227,711

See accompanying notes to unaudited condensed consolidated financial statements

F-7

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

March 31, 2020

(Unaudited)

	For the Three Months Ended March 31, 2020	For the Two Months Ended March 31, 2019
Supplemental disclosure of cash flow information
Cash paid for
Interest	$5,398	$20,364

See accompanying notes to unaudited condensed consolidated financial statements

F-8

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

CL Media Holdings, LLC d/b/a/ Wild Sky Media, LLC and together with its subsidiary, Wild Sky Media Co., Ltd, a Thailand Company, (the “Company”) is a limited liability company formed on January 18, 2019. On January 31, 2019, the Company acquired the assets related to certain digital and social media websites of RockYou, Inc. under a foreclosure agreement. RockYou, Inc. developed social games and advertising solutions for social media. Subsequent to this transaction, RockYou, Inc. filed for Chapter 7 bankruptcy on February 13, 2019. The period ended March 31, 2019 includes the operations of the Company from the acquisition date of January 31, 2019 to March 31, 2019.

We are a digital media holding company for online assets targeting and servicing female markets and as such we delivered impressions, which include both our targeted demographic and the larger general demographic from our ad network. Our owned websites are dedicated to providing moms with places to go online where they can do everything from stay current on news and events affecting them. We own 8 websites, which are customized to provide our users with information, news and entertainment across various platforms that has proven to be of interest and engaging to them.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a loss from operations of $3,098,134, cash used in operating activities of $1,422,790 for the three months ended March 31, 2020. The Company had an accumulated deficit of $17,225,641 at March 31, 2020. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon its ability to generate revenues, control its expenses and its ability to continue obtaining investment capital and loans from related parties and outside investors to sustain its current level of operations.

The Company’s operating needs were satisfied by the private equity firm which owned the Company prior its sale in June 2020 as discussed in Subsequent Events Note 11.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in the condensed consolidated financial statements. The accompanying unaudited condensed consolidated financial statements for the three ended March 31, 2020 and two months ended March 31, 2019 have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

F-9

CL MEDIA HOLDINGS, LLC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

On January 18, 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“Topic 606”) using the “modified retrospective” method, meaning the standard is applied only to the most current period presented in the financial statements. Furthermore, we elected to apply the standard only to those contracts which were not completed as of the date of the adoption. Results for reporting periods beginning on the date of adoption are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with accounting standards in effect for those periods. Following the adoption of Topic 606, the Company will continue to recognize revenue at a point-in-time when control of services is transferred to the customer. This is consistent with the Company’s previous revenue recognition accounting policy.

To determine revenue recognition for arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that Company will collect the consideration it is entitled to in exchange for the advertising services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the advertising services promised within each contract and determines those that are performance obligations and assesses whether each promised advertising service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation based on relative fair values, when (or as) the performance obligation is satisfied.

The Company has one revenue stream related to publishing advertisements on the Company’s owned and operated sites. The revenue is earned when the advertisers’ ads are displayed upon the various sites. This is consistent with the Company’s previous revenue recognition accounting policy.

Use of Estimates

The preparation of the Companies’ financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The principal areas of estimation relate to determining valuation of receivables, depreciable lives of property and equipment, useful lives and impairment of long-lived assets, goodwill and intangible assets, purchase price allocations related to acquisition accounting, and recoverability of deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Restricted cash is cash restricted to secure the Company’s credit card program.

F-10

Cash, cash equivalents and restricted cash consist of the following:

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$1,445,105	$2,091,612
Restricted cash	200,000	200,000
Total cash, cash equivalents, and restricted cash	$1,645,105	$2,291,612

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 “Fair Value Measurement and Disclosures: (“ASU 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement.

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities. We adopted accounting guidance for fair values measurements and disclosures (ASC 820). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:	Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Financial instruments recognized in the consolidated balance sheets consist of cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses. The Company believes that the carrying value of its current financial instruments approximates their fair values due to the short-term nature of these instruments. Long-term financial liabilities include the Company’s long-term debt. The estimated fair value of the Company’s long-term debt is based primarily on reported market values, recently completed market transactions, and estimates based upon interest rates, maturities, and credit.

The following are the major categories of liabilities measured at fair value on a recurring basis for the nine months ended September 30, 2020, using significant unobservable inputs (Level 3):

Fair Value measurement using Level 3

Balance at December 31, 2019	$20,735,979
Long term debt additions during 2020	1,879,528
Principal reductions/payments during 2020	-
Adjustment to fair value	-
Balance at March 31, 2020	$22,615,507

F-11

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation, when necessary. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense. The Company is also subject to adjustments from traffic settlements that are deducted from open invoices.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 to net 120 days. Once collection efforts by the Company are exhausted, the determination for charging off uncollectible receivables is made. As of March 31, 2020 and December 31, 2019, the Company has recorded an allowance for doubtful accounts of $0 and $0, respectively.

The Company has an agreement whereby the Company has agreed to sell certain accounts receivables to a third party to obtain advances against the account receivable balances.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of two years for furniture and fixtures, and two years for computer equipment. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the improvements.

Goodwill

Goodwill arises from business acquisitions and is generally determined as the excess of the fair value of the consideration transferred, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill is not amortized but tested for impairment at least annually or more frequently if events and circumstances exist that indicate that a goodwill impairment test should be performed. For the three months ended March 31, 2020 and the two months ended March 31, 2019, there were no impairment charges.

Long-Lived Assets

Long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

F-12

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of Revenue

Cost of revenue consist primarily of expenses related to hosting of the websites, server expenses, publishing costs, writing services, content production costs, user acquisition costs, and sales commissions.

Advertising, Marketing and Promotion Costs

Advertising, marketing and promotion expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying consolidated statement of operations. For the three months ended March 31, 2020 and two months ended March 31, 2019, advertising, marketing and promotion expense was $32,220 and $0, respectively.

Foreign currency translation

Assets and liabilities of the Company’s Thailand subsidiary are translated from Thai Bhat to United States dollars at exchange rates in effect at the balance sheet date. Income and expenses are translated at the exchange rates for the average rates for the period. The translation adjustments for the reporting period are included in our statements of comprehensive (loss) income.

Income Taxes

Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of income taxes currently due plus deferred taxes related to timing differences between the basis of certain assets and liabilities for financial statements and income tax reporting purposes. Deferred taxes are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted income tax rates in effect of the date of which differences are expected to reverse. A valuation allowance is provided if, based on the evidence available, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertainty in income taxes recognized by determining whether a tax position is more likely than not to be sustained upon external examination. If deemed more likely than not, the tax position will be assessed as to the amount of benefit to be recognized in the financial statements. The amount recognized is the largest amount that has a greater than 50% likelihood of being realized upon settlement. As of December 31, 2019, the Company has not identified any uncertain tax positions, and as a result, there are no unrecognized benefits recorded.

The Company’s policy is to record interest and penalties as a component of its Provision for income taxes. As of March 31, 2020, the Company has recorded no accrued interest or tax penalties in connection with uncertain tax positions.

F-13

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company follows the provisions of ASC 740-10, “Income Taxes – Overall”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax expenses are recognized as tax expenses in the Statement of Operations.

As of March 31, 2020, the tax year 2019 remains open for Internal Revenue Service (“IRS”) audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

Concentrations

The Company generates revenues from advertisers on our owned and operated websites. There were three large customers which account for approximately 18%, 17%, and 12% of the advertising revenue for the three months ended March 31, 2020. Two of the customers accounted for accounts receivable of approximately 27% and 12% of the accounts receivable balance at March 31, 2020. No large vendor is owed in excess of 10% of the accounts payable due. There was one customer which accounts for approximately 23% of the advertising revenue for the two months ended March 31, 2019. A different customer represented approximately 12% of the accounts receivable balance at March 31, 2019. One vendor represented approximately 12% of the accounts payable balance at March 31, 2019.

Credit Risk

The Company minimizes the concentration of credit risk associated with its cash by maintaining its cash with high quality federally insured financial institutions. However, cash balances in excess of the FDIC insured limit of $250,000 are at risk. At March 31, 2020 and December 31, 2019, the Company had approximately $1,195,000, and $1,841,000, respectively, in cash balances above the FDIC insured limit. The Company performs ongoing evaluations of its trade accounts receivable customers and generally does not require collateral.

F-14

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Although early adoption was permitted as of January 1, 2019, the Company has not yet adopted the guidance. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement,” which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Although early adoption was permitted upon the issuance of the update, the Company has not yet adopted the guidance. We do not expect the adoption of this guidance to have a material impact on our consolidated Financial Statements.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

At March 31, 2020 and December 31, 2019, prepaid expenses and other current assets consisted of the following:

	March 31, 2020	December 31, 2019
Prepaid Insurance	$197,922	$191,254
Prepaid Rent	41,000	54,667
Prepaid Software	147,141	126,706
Prepaid Other	32,998	29,749
Prepaid expenses and other current assets	$419,061	$402,376

F-15

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

At March 31, 2020 and December 31, 2019, property and equipment consisted of the following:

	Useful Lives	March 31, 2020	December 31,2019
Furniture and fixtures	2 years	$19,495	$43,196
Leasehold improvements	3 years	124,845	128,420
Computer equipment	2 years	690,394	730,747
Total property and equipment		834,734	902,363
Less: accumulated depreciation		(622,853)	(657,918)
Total property and equipment, net		$211,881	$244,445

Depreciation expense for the three months ending March 31, 2020 and two months ended March 31, 2019, was $25,142 and $44,229, respectively. During the three months ended March 31, 2020, the Company disposed of property and equipment with a net book value of $10,997.

NOTE 5 – INTANGIBLE ASSETS

At March 31, 2020 and December 31, 2019, respectively, intangible assets, net consisted of the following:

	Useful Lives	March 31, 2020	December 31, 2019
Brand name	3 years	$2,600,000	$2,600,000
Customer relationships	3 years	3,200,000	3,200,000
IP/Technology	4 years	2,000,000	2,000,000
Total Intangible Assets		$7,800,000	$7,800,000
Less: accumulated amortization		(2,838,889)	(2,230,556)
Intangible assets, net		$4,961,111	$5,569,444

Amortization expense for the three months ended March 31, 2020 and two months ended March 31, 2019 was $608,333 and $405,556, respectively.

Based on identified intangible assets that are subject to amortization as of March 31, 2020, we expect future amortization expense for each period to be as follows:

Year ended December 31,	Expense
Nine months ended December 31, 2020	$1,825,000
2021	2,433,333
2022	661,111
2023	41,667
2024	-
Thereafter	-
Total	$4,961,111

F-16

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 6 – ACCRUED EXPENSES

At March 31, 2020 and December 31, 2019, respectively, accrued expenses consisted of the following:

	March 31, 2020	December 31, 2019
	(unaudited)
Accrued compensation	$358,783	$163,176
Accrued general liabilities	268,117	296,697
Total accrued expenses	$626,900	$459,873

NOTE 7 – DUE TO FACTOR

During 2019, the Company entered into a factoring agreement with Fast Pay Partners LLC (“Fast Pay”). Under the factoring agreement, Fast Pay will from time to time purchase receivables from the Company up to a maximum of $7,000,000. Upon receipt of any advance under the factoring agreement, the Company will have sold and assigned all of their rights in such receivables and all proceeds thereof to Fast Pay, with full recourse. The factoring fee for receivables bought under the factoring agreement is ..033% of the gross value of the invoice for the initial 30 day period, plus an additional fee of .033% prorated daily on the gross value of the invoiced amount outstanding, commencing on day 30, if the receivable remains outstanding by the debtor. The factoring agreement is collateralized by the account receivables of the Company. The balance due to the factor totaled $1,227,145 as of March 31, 2020.

Trade receivables factored amounted to $2,057,981 during the period ended March 31, 2020. Factoring fees paid under this arrangement were $100,330 and $36,714 during the three months ended March 31, 2020 and two months ended March 31, 2019 respectively, and are included in interest expense, net.

Due to factor under this agreement, were paid in full as part of the sale of the Company to Bright Mountain Media, effective as of June 1, 2020 as further described in the Subsequent Events Note 11.

NOTE 8 –RELATED PARTY TRANSACTIONS

The loan payable – related party shall bear interest on the outstanding principal amount equal to 5% per annum payable-in-kind. During the eleven months ended December 31, 2019, the Successor borrowed additional funds for the working capital needs. The loan balances as of March 31, 2020 and December 31, 2019 were $22,615,507 and $20,735,979, respectively, which includes $931,202 and $651,673 of payable-in-kind interest, respectively. This loan was settled in full as part of the sale of the Company to Bright Mountain Media, effective as of June 1, 2020 as further described in the Subsequent Events Note 11.

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CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

In addition to the loan payable, there was an amount due to another related party of approximately $933,333 and $740,769 as of March 31, 2020 and December 31, 2019, respectively. This amount was due for management services provided by a company owned by the Member, except for the payment of certain reimbursable travel and related expenses, all billings were deferred and no payments were made during 2019. This amount was settled in full as part of the sale of the Company to Bright Mountain Media, effective as of June 1, 2020 as further described in the Subsequent Events Footnote.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases its corporate offices at 233 Broadway, New York, NY under a 36 month term sublease which terminates on May 31, 2021, The base rent for year one is approximately $315,000 plus the company’s pro-rata share of operating costs, as defined in the agreement, and includes annual increases to $322,000 in year two and $328,000 in year three. The rent is due to be paid in monthly installments. The sub leased premises are 6,434 of rentable space and represents approximately 23% of the total rentable space. Under the terms of the sublease, either party may terminate the lease after November 30, 2019 for any reason, or no reason, by providing one hundred twenty (120) days. In June, 2020 the Company provided notification of its intent to terminate the lease as part of its sale to Bright Mountain Media on June 1, 2020 and vacated the premises by September 30, 2020.

For the three months ended March 31, 2020 and two months ended March 31, 2019, rent expense was $146,062 and $105,013, respectively.

Legal

From time-to-time, we may be involved in litigation or be subject to claims arising out of our operations or content appearing on our websites in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of these ordinary course matters will not have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on our company because of defense and settlement costs, diversion of management resources and other factors.

Other Commitments

Our financial performance and operating results may be materially and adversely affected by the outbreak of the novel coronavirus (“COVID-19”). The recent global outbreak of COVID-19 has had an uncertain impact on our business operations. The COVID-19 pandemic has caused disruptions in the services we provide. In addition, the COVID-19 pandemic has resulted in many states and countries imposing orders resulting in the closure of non-essential businesses – including many companies which advertise digitally. We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact on our business and our financial results. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations, financial condition, and liquidity may be materially and adversely affected as a result of prolonged disruptions in consumer spending, a lack of demand for our services, and other factors that we cannot foresee. The extent to which COVID-19 will impact our business and our financial results will depend on future developments which are highly uncertain and cannot be predicted.

NOTE 10 – INCOME TAXES

At March 31, 2020 and December 31, 2019, the Company had no unrecognized tax benefits, no accrued interest and penalties, and no significant uncertain tax positions. Due to the Company’s tax loss position, the Company has not recorded any tax provision for the periods ended March 31, 2020 and December 31, 2019. No interest and penalties were recognized during the three months ended March 31, 2020 and two months ended March 31, 2019.

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CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020

(Unaudited)

NOTE 11 – SUBSEQUENT EVENTS

On May 11, 2020, the Company received loan proceeds of $1,706,735 (the “PPP Loan”) under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration. The PPP Loan is evinced by a promissory note (the “Promissory Note”) with Holcomb Bank and has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains customary events of default provisions. Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

On June 1, 2020, Bright Mountain Media, Inc. (“Bright Mountain”) entered into a membership interest purchase agreement (the “Purchase Agreement”), for a purchase price of $20,141,905, with Centre Lane Partners Master Credit Fund II, L.P. (“Centre Lane”) to purchase 100% of the membership interests of the Successor. The purchase was completed on a debt-free, cash-free basis, free and clear of any liens and encumbrances.

F-19